                                                                    EXHIBIT 10.2


                       AGREEMENT FOR THE SALE AND PURCHASE

                                       OF

                                    SHARES IN

                                    BRINK BV






                                     between



                               AAS HOLDINGS, INC.


                                AAS HOLDINGS, LLC


                                BRINK HOLDING BV

                                       and

                                    BRINK BV















                                 CLIFFORD CHANCE
                                 Apollolaan 171
                                1077 AS AMSTERDAM
                           Telephone: (+31-20)5777-111
                            Telefax: (+31-20)5777-222

                                   ref: JF/MBS

                                TABLE OF CONTENTS

ARTICLE 1: SALE AND PURCHASE, CONSIDERATION...............................  2

ARTICLE 2: INTERCOMPANY INDEBTEDNESS......................................  3

ARTICLE 3: ACTION PENDING COMPLETION......................................  3

ARTICLE 4: CONDITIONS PRECEDENT...........................................  3

ARTICLE 5: COMPLETION.....................................................  4

ARTICLE 6: POST-COMPLETION MATTERS........................................  6

ARTICLE 7: REPRESENTATIONS AND WARRANTIES.................................  7

ARTICLE 8: INDEMNIFICATION................................................  7

ARTICLE 9: LIMITATION OF LIABILITY........................................  9

ARTICLE 10: ENVIRONMENTAL INDEMNITY....................................... 10

ARTICLE 11: RESTRICTIVE COVENANTS......................................... 10

ARTICLE 12: COSTS AND EXPENSES............................................ 12

ARTICLE 13: PRESS ANNOUNCEMENTS........................................... 12

ARTICLE 14: NOTICES....................................................... 12

ARTICLE 15: JOINT AND SEVERAL LIABILITY................................... 14

ARTICLE 16: MISCELLANEOUS PROVISIONS...................................... 14

SCHEDULE 1: SUBSIDIARIES.................................................. 16

SCHEDULE 2: CASH, FUNDED AND INTERCOMPANY INDEBTEDNESS.................... 17

SCHEDULE 3: REPRESENTATIONS AND WARRANTIES OF VENDOR...................... 18

SCHEDULE 4: REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............... 28

SCHEDULE 5: KEY OFFICERS.................................................. 29

SCHEDULE 6: VENDOR'S CERTIFICATE.......................................... 30

                                      (1)

SCHEDULE 7: FORM OF DEED OF TRANSFER OF SHARES............................ 31

SCHEDULE 8: FORM OF TRADE NAME AND LOGO AGREEMENT......................... 32

SCHEDULE 9: FORM OF NON-COMPETE LETTER.................................... 33

EXHIBITS:   2.1

            4

            5.1

            5.2

            6.4

            9.3

            10.3

            10.4




                                      (2)

                       AGREEMENT FOR THE SALE AND PURCHASE
                                       OF
                               SHARES IN BRINK BV


This Agreement is made the 30th day of October 1996

BETWEEN:

1. AAS HOLDINGS, INC., a limited liability company incorporated under the laws of the State of Delaware and having its principal place of business at Sterling Town Center, 12900 Hall Road, Suite 200, Sterling Heights, Michigan, U.S.A., (the "PURCHASER");

2. AAS HOLDINGS, LLC, a limited liability company incorporated under the laws of the State of Delaware and having its principal place of business at Sterling Town Center, 12900 Hall Road, Suite 200, Sterling Heights, Michigan, U.S.A., ("AHL");

3. BRINK HOLDING BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands and having its registered office at Industrieweg 5, 7951 CX Staphorst, The Netherlands (the "VENDOR"); and

4. BRINK BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands and having its registered office at Industrieweg 5, 7951 CX Staphorst, The Netherlands (the "COMPANY");


WHEREAS:

(A) The Company has an issued share capital of NLG 50,000, consisting of 200 shares with a nominal value of NLG 250 each (the "SHARES");

(B)      All of the Shares are owned by the Vendor;

(C) The Company is the owner of the entire share capitals of the companies listed in SCHEDULE 1 (the "SUBSIDIARIES");

(D) The Company and the Subsidiaries are engaged in the business of the design, production, sale and marketing of car and van towing systems and related products (the "BUSINESS");

(E) The consultation procedures under the Merger Code (SER-besluit Fusiegedragsregels 1975) and the Works Council Act (Wet op de Ondernemingsraden) with respect to the transactions contemplated in this Agreement have been concluded to the satisfaction of the Vendor and the Purchaser;

(F) The Vendor has agreed to sell the Shares and the Purchaser has agreed to purchase the Shares,



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


         subject  to the terms and conditions contained in this Agreement;





NOW IT IS HEREBY AGREED AS FOLLOWS:

ARTICLE 1: SALE AND PURCHASE, CONSIDERATION

1.1 The Vendor hereby sells to the Purchaser and the Purchaser hereby purchases from the Vendor the Shares, free from all liens, charges and encumbrances and together with all accrued benefits and rights attached thereto.

1.2 Subject to Articles 1.3, 1.4 and 1.5, the consideration due by the Purchaser to the Vendor for the sale of the Shares shall be a total amount of one hundred and seven million five hundred thousand Dutch Guilders (NLG 107,500,000) (the "CONSIDERATION").

1.3      The Consideration shall be subject to the following adjustments:

         (a) there shall be added an amount, if any, by which Cash at Completion is greater than Funded Indebtedness at Completion; and

         (b) there shall be deducted an amount, if any, by which Cash at Completion is less than Funded Indebtedness at Completion.

         For the purposes of the above, the parties have in SCHEDULE 2 hereto described the items constituting "Cash" and the items constituting "Funded Indebtedness" as at 28 October 1996. The corresponding adjustment to the Consideration is reflected in the amount payable on Completion set out in Article 5.2(d)(i).

1.4 The Consideration shall be subject to a guilder for guilder reduction by the amount of any dividend payments, contributions or distributions of whatever nature made or declared to be made outside of the ordinary course of business by the Company and the Subsidiaries to the Vendor or for the Vendor's benefit between 1 January 1996 and Completion.

1.5 The Consideration shall be subject to a guilder for guilder reduction by the net amount of Intercompany Indebtedness due by the Company to the Vendor and any group companies of the Vendor other than the Subsidiaries as at Completion.

         For the purposes of the above, the parties have in SCHEDULE 2 specified such net Intercompany Indebtedness as at 28 October 1996. The corresponding adjustment to the Consideration is reflected in the amount payable on Completion set out in Article 5.2(d)(i).

1.6 The sale and purchase of the Shares shall be completed at the date and place and in the manner set forth in Article 5 ("COMPLETION").




ARTICLE 2: INTERCOMPANY INDEBTEDNESS

2.1 At Completion, the Vendor shall arrange for the repayment of all amounts due to the Company and the Subsidiaries by the Vendor and any group companies of the Vendor (but, for the avoidance of doubt, excluding the Subsidiairies), and the Company shall arrange for repayment of all amounts due to the Vendor and any group companies of the Vendor (other than the Subsidiaries) by the Company and the Subsidiaries, together with interest accrued, but excluding any amounts originated in the ordinary course of the relevant parties' business (the "INTERCOMPANY INDEBTEDNESS").

2.2 The payments referred to in Article 2.1 shall be made in the manner set forth in Article 5.

ARTICLE 3: ACTION PENDING COMPLETION

3.1 The Company shall not and shall procure that the Subsidiaries shall not without the prior written consent of the Purchaser (such consent not to be unreasonably withheld) prior to Completion:

         (a) operate the Business other than in the ordinary course, consistent with past practice, with the aim to preserve its business organisation, including the services of its officers and employees, and its business relationships with customers, suppliers and others having business dealings with it; for the avoidance of doubt, any act or thing as a consequence of which the statements in SCHEDULE 3 would be rendered untrue, incomplete, inaccurate or misleading in any material respect shall be considered to be outside the ordinary course;

         (b) make any expenditure which is not within the ordinary course of the business of the Company and its Subsidiaries; or

         (c) increase any borrowings of the Company or any of its Subsidiaries other than within the ordinary course of their business.

3.2 The Vendor shall not knowingly do or refrain from doing any act or thing which would render the statements in SCHEDULE 3 untrue, incomplete, inaccurate or misleading in any material respect.

ARTICLE 4: CONDITIONS PRECEDENT

4.1 The obligations of the Purchaser under this Agreement are conditional upon the following conditions precedent (opschortende voorwaarden) being fulfilled on or prior to Completion or, as the case may be, waived by the Purchaser by written notice to the
         Vendor:

         (a) the Vendor and the Company having complied in all respects with their respective obligations under this Agreement and under any ancillary documents entered into pursuant hereto;

         (b) satisfactory terms of the employment agreements to be entered into by the persons listed in SCHEDULE 5 having been agreed between the Purchaser and such persons; and

         (c) Messrs Gerard, Wim and Koo Brink having signed the non-compete letter in the form attached hereto as SCHEDULE 9.

4.2 The parties shall use their best efforts to procure that the conditions mentioned under paragraph (b) and (c) of Article 4.1 shall be fulfilled as soon as possible and in any event on or prior to Completion.

ARTICLE 5: COMPLETION

5.1 Completion shall take place on 30 October 1996 at the offices of Caron & Stevens, Leidseplein 29, Amsterdam, unless otherwise agreed between the parties hereto.

5.2 The following shall take place (or, to the extent that any of the documents referred to below shall have been executed before Completion, shall be deemed to have taken place) at Completion in the following order:

         (a) unless Completion takes place on the date hereof, the Vendor shall submit to the Purchaser a certificate to the effect that
               (i) the statements contained in paragraphs 1, 7, 13.1, 13.4, 13.5 and 14 of SCHEDULE 3 are true, complete, correct in all respects and not misleading at Completion, and (ii) the Vendor and the Company have complied in all respects with their respective obligations under this Agreement and under any ancillary documents entered into pursuant hereto; such certificate shall be substantially in the form set forth in SCHEDULE 6;

         (b) the Vendor, the Purchaser and the Company shall sign a Share Transfer Deed in respect of the Shares substantially in the form set forth in SCHEDULE 7;

         (c) the Vendor shall submit to the Purchaser evidence of the release and discharge of each guarantee, mortgage and charge given by the Company and the Subsidiaries in favour of any bank or other financial institution being conditional only on the repayment of all Funded Indebtedness (including all pre-payment penalties in respect thereof); the Purchaser shall be responsible for all pre-payment penalties payable in connection therewith up to a maximum of NLG 100,000; any pre-payment penalties in excess of this amount shall be for the account of the Vendor;

         (d) the Purchaser shall pay the Consideration due to the Vendor as follows:






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

               (i) by transferring by telephone transfer an amount of seventy-one million two hundred and sixty-five thousand Dutch Guilders (NLG 71,265,000.00) to bank account number
                    54.31.72.201 at ABN AMRO Bank N.V in the name of Stichting Derdengelden notariaat Caron & Stevens;

               (ii) by crediting on behalf of the Vendor an amount of twelve million five hundred thousand Dutch guilders (NLG 12,500,00) against the obligation of the Vendor to make to AHL an interest bearing loan for an equivalent amount (the "VENDOR LOAN") in respect of which AHL has issued a promissory note to the Vendor of even date herewith (the "JUNIOR SUBORDINATED PROMISSORY NOTE");

              (iii) by crediting on behalf of the Vendor an amount of seven million three hundred thousand Dutch Guilders (NLG 7,300,000) against the obligations of Messrs Gerard, Wim and Ko Brink to pay up certain stock in AHL pursuant to a subscription agreement of even date herewith.

              In addition, the Purchaser shall on behalf of the Company and the Subsidiaries settle the net Intercompany Indebtedness as at 28 October 1996, by transferring to the Vendor by telephone transfer an amount of two million five hundred thousand Dutch (NLG 2,500,000) to bank account number 54.31.72.201 at ABN AMRO Bank N.V. in the name of Stichting Derdengelden Notariaat Caron & Stevens.

         (e) the Vendor, the Company and AHL shall sign a confirmation of receipt of the monies referred to in paragraph (d);

         (f) the Vendor and AHL shall execute the Junior Subordinated Promissory Note;

         (g) the Vendor shall sign and deliver to Purchaser a letter in which it resigns as managing director of the Company and confirms that it has no claims for compensation for loss of such office;

         (h) the Purchaser shall, in its capacity as shareholder of the Company, adopt a written Shareholders' Resolution to accept the resignation referred to in paragraph (g) and to appoint Messrs J.W. Rengelink and G. de Graaf as managing directors of the Company;

         (i) the Vendor shall produce a duly signed stock transfer form in respect of the transfer to the Company of one nominee share held by the Vendor in the capital of Brink UK Ltd (a Subsidiary);

         (j) the Vendor, the Purchaser and the Company shall enter into the Trade Name and Logo Agreement in the form of SCHEDULE 8;

         (k) the Vendor shall provide the Purchaser with the Insurance Statement (as defined in Article 6.6);

         (l) the Purchaser shall produce to the Vendor a letter in respect of the appointment of Mr.

              Gerard Brink as supervisory director of the new Dutch holding company upon its incorporation as set out in Article 6.7; and

         (m) the Vendor and the Company shall do all such further acts and execute all such further documents as shall in the reasonable opinion of the Purchaser be necessary to fully effect the transfer of the Shares to the Purchaser and to vest the ownership thereof in the Purchaser.

ARTICLE 6: POST-COMPLETION MATTERS

6.1 The Vendor and the Purchaser shall within 15 days of Completion jointly determine the further adjustment to the Consideration pursuant to Articles 1.3, 1.4 and 1.5 for the period between 28 October 1996 up to and including Completion, using in respect of the adjustment pursuant to Article 1.3 the definitions of "Cash" and "Funded Indebtedness" as per SCHEDULE 2.

6.2 If the Vendor and the Purchaser cannot agree the amounts of Cash at Completion and Funded Indebtedness at Completion and Intercompany Indebtedness as at Completion in accordance with Article 6.1, either party may refer the matter to an independent firm of registered accountants agreed by the parties or, in default of agreement within 14 days, an independent firm of registered accountants nominated by the Chairman for the time being of the Dutch Institute of Registered Accountants (the "EXPERT"), on the basis that the Expert is to make a decision on the matter in dispute within 30 days starting on the day after receiving the reference. In a reference, the Expert shall act as an expert and not as an arbitrator. The decision of the Expert is, without prejudice to section 7:904 of the Dutch Civil Code, final and binding on both parties. The Vendor and the Purchaser shall each pay one half of the Expert's costs in respect of a reference. The necessary balancing payment (if any) shall be made within seven days after the date on which the parties reach agreement or the date of notification of the Expert's decision.

6.3 The Vendor as and when requested by the Purchaser and the Purchaser as and when requested by the Vendor after Completion shall execute and do or procure to be executed and done all such further documents, forms, assignments, transfers, assurances and other things as may be requisite for giving full effect to this Agreement.

6.4 The Vendor shall provide or procure to be provided to the Purchaser all information relevant to the Purchaser in its possession or under its control that the Purchaser shall from time to time reasonably require (both before and after Completion) directly relating to the business and affairs of the Company or the Subsidiaries and will give or procure to be given to the Purchaser and its advisers such access (including the right to take copies) to such documents containing such information relevant to the Purchaser as the Purchaser may from time to time reasonably require.

6.5 The Purchaser shall (i) submit the requisite K2 notification form to the Swedish competition authority in accordance with the Swedish Competition Act (1993:20), and (ii) submit such further information to the Bundes Kartelambt in Germany as it may require in connection with the pre-notification of the transaction contemplated by this Agreement.

6.6 The Vendor shall ensure that the Company and the Subsidiaries will for a period of three months after Completion continue to be insured under the Insurance Policies (as defined in paragraph 4 of Schedule 3). The Company shall at the Vendor's first request reimburse the Vendor such part of the insurance premium payable under the Insurance Policies as shall be attributable to the insurance cover provided to the Company and the Subsidiaries.

         On Completion, the Vendor shall produce a statement from its insurers confirming that the Companies and the Subsidiaries shall continue to be insured as set out in this Article 6.6 (the "INSURANCE STATEMENT").

6.7 The Purchaser shall (i) procure that the articles of association of the new Dutch holding company to be incorporated as part of the proposed reorganisation shall provide for a board of supervisory directors, and
         (ii) appoint Mr Gerard Brink as supervisory director of such company.

ARTICLE 7: REPRESENTATIONS AND WARRANTIES

7.1 The Vendor hereby represents and warrants (staat er voor in) to the Purchaser that each of the statements contained in SCHEDULE 3 hereto is true, complete, accurate in all respects and not misleading as at the date of this Agreement and that the statements contained in paragraphs 1, 7, 13.1, 13.4, 13.5 and 14 of SCHEDULE 3 will be true, complete, accurate in all respects and not misleading on Completion and on each day between the date hereof and Completion. The Vendor acknowledges that the said representations and warranties are material and that the accuracy in all respects of these representations and warranties is essential for the Purchaser's decision to enter into this Agreement on the terms herein contained.

7.2 The Purchaser confirms that it has carried out investigations into the state of affairs of the Company and the Subsidiaries, and that the results of such investigations were satisfactory to the Purchaser. However, the Vendor and the Purchaser agree that any such investigations carried out by the Purchaser or by representatives or advisers of the Purchaser shall not relieve the Vendor of its obligations under any warranty or representation made herein, except in the event that the Vendor can demonstrate that the Purchaser on the date hereof or on Completion was actually aware of an obvious breach by the Vendor of any such obligations. The Purchaser hereby confirms that it is not on the date hereof actually aware of an obvious breach by the Vendor of any of its obligations under any warranty or representation made by the Vendor herein.

7.3 The Purchaser hereby represents and warrants (staat er voor in) to the Vendor that each of the statements contained in SCHEDULE 4 hereto is true, complete, accurate in all respects and not misleading as at the date of this Agreement and will be true, complete, accurate in all respects and not misleading on Completion and on each day between the date hereof and Completion. The Purchaser acknowledges that the said representations and warranties are material and that the accuracy in all respects of these representations and warranties is essential for the Vendor's


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         decision to enter into this Agreement on the terms herein contained.



ARTICLE 8: INDEMNIFICATION

8.1 In the event that there will be or will appear to be any misrepresentation, breach of warranty or non-fulfilment of any agreement on the part of the Vendor contained in this Agreement the Vendor shall:

         (a) indemnify and hold harmless the Purchaser (or, at the Purchaser's option, the Company or one of the Subsidiaries) from and against any and all damages, liabilities, actions, legal proceedings, costs and expenses (including but not limited to legal and other advisers' fees and expenses) incurred by the Purchaser, the Company or one of the Subsidiaries, resulting, directly or indirectly, from any such misrepresentation, breach of warranty or non-fulfilment of any agreement, if and insofar as not specifically provided for in the Accounts (as defined in paragraph 2 of SCHEDULE 3); and

         (b) at the request of the Purchaser take whatever steps are required for the Purchaser, the Company and the Subsidiaries to be brought in the financial position they would have been in if such misrepresentation, breach of warranty or non-fulfilment would not have occurred.

8.2 If the Purchaser or the Company becomes aware of any matter which will result in the Vendor being liable pursuant to Article 8.1, the Purchaser and the Company shall:

         (a)  as soon as possible give written notice thereof to the Vendor;

         (b) provide to the Vendor and its advisers reasonable access to the relevant premises, assets, documents and records;

         (c) take such action as the Vendor may reasonably request to avoid, dispute or mitigate any claim or matter which would give rise to a claim under this Agreement on the basis that the Purchaser and the Company shall be fully indemnified by the Vendor as to all costs and expenses which they may incur by reason of such action;

         (d) take such action as may in the reasonable opinion of the Purchaser be required to avoid or diminish an adverse effect on the financial position or the business of the Purchaser, the Company or the Subsidiaries.

8.3 Without prejudice to its other rights and remedies, the Purchaser shall be entitled (but shall not at any time be required) to elect that all or part of the amount of any liability of the Vendor arising pursuant to this Article 8 or any other provision of this Agreement be satisfied by the

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

         Purchaser's obligation to repay the Vendor Loan being reduced by an equivalent amount, regardless of whether the Vendor Loan or such part thereof shall at that time be due and payable.

8.4 Neither the Purchaser nor the Company or any Subsidiary shall settle or compromise any potential claim without the prior consent of the Vendor (such consent not to be unreasonably withheld), provided that such consent shall no longer be required if timely requested by the Purchaser or the Company and not received within fourteen days after receipt by the Vendor of a notice given by the Purchaser pursuant to
         Article 8.2(a), or so much sooner as the third party with whom a settlement or compromise is to be made shall require a response.

8.5 The Vendor shall be entitled, if it so elects within fourteen days after receipt of a notice given by the Purchaser pursuant to Article 8.2(a), to take control of the defense, settlement, negotiation or other resolution of any claim or other event giving rise to any liability for indemnification hereunder and to employ and engage lawyers of its own choice to handle and defend such matter, at its cost, risk and expense; and the Purchaser and the Company shall cooperate in all reasonable respects with the Vendor in such matter; provided, however, (i) that the Purchaser and the Company may participate in such matter at its own cost, (ii) that the Purchaser and the Company shall on a timely basis receive full information of any action to be taken by the Vendor, and (iii) that the Vendor shall in its handling of the matter not act in an unreasonable manner. If the Vendor does not or not timely notify the Purchaser in writing that the Vendor has elected to assume the defense of a matter, the Purchaser shall be entitled to take control of that matter at the Vendor's cost and expense.

8.6 For the purposes of this Article 8, in calculating the Vendor's liability for any claim for indemnification hereunder, such liability shall be reduced by the sum of the following economic benefits, if any, pertaining to that particular claim:

         (i) any amount actually recovered under an insurance policy by the Purchaser, the Company or one of the Subsidiaries, with respect to the matter to which such claim relates; and

         (ii) the net present value of any payment actually received or certain to be received or any reduction of an amount due and payable actually obtained or certain to be obtained, pursuant to any tax laws.

         In the event that the Purchaser, the Company or one of the Subsidiaries pays a claim covered by insurance for which it is entitled to indemnification by the Vendor hereunder, the Purchaser shall procure that all relevant rights with respect to such insurance cover are assigned to the Vendor.

ARTICLE 9: LIMITATION OF LIABILITY

9.1 The Vendor shall not be liable to the Purchaser or, as the case may be, to the Company or one of its Subsidiaries pursuant to Article 8 for any amounts claimed by notice to the Vendor sent after:

         (a) 31 December 2002, to the extent that claims are based on any matter relating to taxation (which term shall include social security charges (both the employer's part and the employee's part) and any penalties or interest payable to the relevant authorities);

         (b) four years after Completion, to the extent that claims are based on environmental matters; and

         (c)  two years after Completion in respect of any other claims.

9.2 The Vendor shall be liable pursuant to Article 8 only if the amounts claimed exceed NLG 750,000 in total, at which time the Vendor shall be liable for the full amount claimed. Individual claims of less than NLG 100,000 will not be taken into account. The total liability of the Vendor pursuant to Article 8 shall not exceed an amount of NLG 20,000,000.

ARTICLE 10: ENVIRONMENTAL INDEMNITY

10.1 The Vendor shall, subject to the limitations set out in Article 10.3, indemnify and hold harmless the Purchaser (or at the Purchasers' option, the Company or any of the Subsidiaries) from and against any and all damage, liability, action, legal proceedings, governmental orders, costs and expenses (including but limited to legal and other advisers' fees and expenses) incurred by the Purchaser, the Company or one of the Subsidiaries and resulting directly or indirectly from any soil or groundwater contamination at the site located in Betheny, France and currently occupied by SFEA S.A..

10.2 The Purchaser, or as the case may be, the Company or one of it Subsidiaries, shall claim any amounts due by the Vendor by notice in writing. The Vendor shall not be liable for any amount claimed by notice to the Vendor sent after 31 December 1999.

10.3 The total liability of the Vendor pursuant to this Article 10 shall not exceed an amount of NLG 1,000,000. Save for Article 8.3, the provisions of Article 8 and 9 do not apply to this Article 10.

ARTICLE 11: RESTRICTIVE COVENANTS

11.1 The Vendor hereby covenants and undertakes with the Purchaser that neither it nor any of its subsidiaries will:

(a) at any time after Completion disclose or use for any purpose any information concerning the Company or the Subsidiaries, except:

         (i) to the extent required by law or any competent authority, after prior consultation with the Purchaser;

         (ii) to its professional advisers under circumstances of confidentiality and only to the extent

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

              necessary for any lawful purpose of the Vendor;

        (iii) to the extent that such information is at the date hereof or hereafter becomes public knowledge otherwise than through improper disclosure by any person; or

(b) at any time prior to the expiry of three years from the date of Completion, either alone or jointly with others, directly or indirectly, do any of the following without the Purchaser's prior written consent:

         (i) directly or indirectly incorporate, establish or engage in any business competing with any of the businesses now carried on by the Company and the Subsidiaries ("AAS COMPETING BUSINESS");

         (ii) acquire or hold a controlling interest in any company or business which is itself or through any company or business directly or indirectly controlled by it is engaged in any AAS Competing Business, unless such AAS Competing Business accounts for not more than 10% of the gross turnover of such company or business, in which case the Vendor shall use its reasonable efforts to ensure that such AAS Competing Business is offered for sale to the Company at its fair market value;

         (iii) participate in a joint venture or other co-operative arrangement aimed at generating AAS Competing Business; and

         (iv) employ or solicit the employment of any person earning an annual salary of more than NLG 75,000 who is on the date hereof or has during the month prior to the date hereof been an employee of the Company or one of the Subsidiaries.

11.2 The Purchaser hereby covenants and undertakes with the Vendor that neither it nor any of its subsidiaries will:

(a) at any time after Completion disclose or use for any purpose any information concerning the Vendor, except:

         (i) to the extent required by law or any competent authority, after prior consultation with the Vendor;

         (ii) to its professional advisers under circumstances of confidentiality and only to the extent necessary for any lawful purpose of the Purchaser;

         (iii) to the extent that such information is at the date hereof or hereafter becomes public knowledge otherwise than through improper disclosure by any person; or

(b) at any time prior to the expiry of three years from the date of Completion, either alone or jointly with others, directly or indirectly, do any of the following without the Vendor's prior written consent:
                                       11

         (i) directly or indirectly incorporate, establish or engage in any business competing with any of the businesses now carried on by the Vendor and its subsidiaries (excluding the Company and the Subsidiaries), such businesses being the production and sales of air heating equipment and office furniture ("VENDOR COMPETING BUSINESS");

         (ii) acquire or hold a controlling interest in any company or business which is itself or through any company or business directly or indirectly controlled by it is engaged in any Vendor Competing Business, unless such Vendor Competing Business accounts for not more than 10% of the gross turnover of such company or business, in which case the Purchaser shall use its reasonable efforts to ensure that such Vendor Competing Business is offered for sale to the Vendor at its fair market value;

         (iii) participate in a joint venture or other co-operative arrangement aimed at generating Vendor Competing Business; and

         (iv) employ or solicit the employment of any person earning an annual salary of more than NLG 75,000 who is on the date hereof or has during the month prior to the date hereof been an employee of the Vendor.

11.3 AHL hereby covenants and undertakes with the Vendor that for as long as either Mr Gerard Brink, Mr Koo Brink or Mr Wim Brink either directly or indirectly invest in AHL, it will conduct all towbar related production and trading activities through companies and other entities directly or indirectly controlled by AHL.

11.4 The Purchaser, the Company and the Vendor shall on Completion, and the Vendor and the Purchaser shall procure that within 14 days after Completion the Subsidiairies, Brink Luchtverwarming B.V., Brink Plaattechniek B.V. and Brink Beheer B.V. shall enter into the Trade Name and Logo Agreement in the form of Schedule 8.

ARTICLE 12: COSTS AND EXPENSES

The costs incurred by the Vendor, the Company and the Subsidiaries in relation to the Purchaser's due diligence investigations shall be paid by the Company, up to a maximum of NLG 50,000. All other costs and expenses incurred by the Vendor, the Company or the Subsidiaries in connection with the preparation of this Agreement and the transactions contemplated hereby, including (without limitation) legal, fiscal and auditing fees and expenses, will be paid by the Vendor, and all such costs and expenses incurred by the Purchaser will be paid by the Purchaser.

ARTICLE 13: PRESS ANNOUNCEMENTS

Neither of the parties hereto shall make any press release or public announcement relating to the transactions contemplated by this Agreement without the other party's prior written consent, unless there is a statutory obligation to make a press release or public announcement and the other party's consent is unreasonably delayed or withheld.

ARTICLE 14: NOTICES

14.1 All notices, requests, claims, demands and other communications hereunder shall be delivered to the parties in person or sent to the addresses set out in the heading hereof by registered letter, postage prepaid and return receipt requested or by telefax as follows:

         if to the Vendor, to:              Brink Holding B.V. C/o Caron &
         Attn:                              Stevens
         Telefax:                           Mr. M. van Bremen
         Address:                     # 31 (0) 20 626 7919
                                            Hirsch Gebouw
                                            Leidseplein 29
                                            1017 PS  Amsterdam
                                            The Netherlands



         if the to AHL, to:                 AAS Holdings, LLC
         Attn:                              Chief Financial Officer
         Telefax:                     # (1)810 997 6839
         Address:                           Sterling Town Center
                                            12900 Hall Road, Suite 200
                                            Sterling Heights, MI 48313
                                            United States of America

         with a copy to:              Clifford Chance
         Attn:                              Mr. J. Fleury
         Telefax:                     # 31 (0) 20-5777222
         Address:                           Apollolaan 171
                                            1077 AS  Amsterdam
                                            The Netherlands


         if the to the Purchaser, to:       AAS Holdings, Inc.
         Attn:                              Chief Financial Officer
         Telefax:                     # (1) 810 997 6839
         Address:                           c/o AAS Holdings, LLC
                                            Sterling Town Center
                                            12900 Hall Road, Suite 200
                                            Sterling Heights, MI 48313
                                            United States of America

         with a copy to:              Clifford Chance
         Attn:                              Mr. J. Fleury
         Telefax:                     # 31 (0) 20-5777222
         Address:                           Apollolaan 171
                                            1077 AS  Amsterdam
                                            The Netherlands



         if to the Company, to:             Brink B.V.
         Attn:                              Financial Director
         Telefax:                     # (31) (0) 522-469722

         Address:                           Industrieweg 5
                                            7951 CX Staphorst
                                            The Netherlands


         with a copy to:               Clifford Chance
         Attn:                               Mr. J. Fleury
         Telefax:                      # 31 (0) 20-5777222
         Address:                           Apollolaan 171
                                            1077 AS  Amsterdam
                                            The Netherlands

14.2 Either party may change its address for the purpose of this Agreement by giving notice of such change to the other pursuant to the provisions of this Article.

14.3 Any notice, demand or other communication sent by mail shall be deemed to have been received by the party to whom it was sent at the end of the day shown as the day of receipt on the return receipt sent with the same. Any notice, demand or other communication sent by telefax shall be deemed, in the absence of proof to the contrary, to have been received by the party to whom it was sent on the date of despatch, provided that the report generated by the sender's telefax machine shows that all pages of such notice, demand or other communication were properly transmitted to the recipient's telefax number.

ARTICLE 15: JOINT AND SEVERAL LIABILITY

AHL shall be jointly and severally liable for the due performance of the obligations of the Purchaser under this Agreement.

ARTICLE 16: MISCELLANEOUS PROVISIONS

16.1 This Agreement shall be governed by and construed in accordance with the laws of The Netherlands.

16.2     The Schedules and Exhibits hereto form an integral part hereof.

16.3 This Agreement supersedes all prior written and oral agreements and arrangements between the parties hereto with regard to the subject matter hereof.

16.4 None of the parties may assign or agree to assign any of its rights and obligations under this Agreement without the prior written consent of the other parties, except that the Purchaser shall be entitled without such written consent to assign to any third party the benefit of the warranties and the associated obligations of the Vendor pursuant to Articles 7, 8 and 10.

16.5 Any dispute arising under or in connection with this Agreement shall be settled by the competent courts in Amsterdam, The Netherlands, subject to appeal and appeal in the second instance (cassatie).

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto in Amsterdam in two counterparts on the date first above written for and on behalf of
AAS HOLDINGS, INC.




-----------------------------------
Terence C. Seikel,
Duly authorised representative


for and on behalf of
AAS HOLDINGS, LLC




-----------------------------------
Terence C. Seikel
Vice President Finance and Administration/Chief Financial Officer


for and on behalf of
BRINK HOLDING BV




-----------------------------------
Brink Beheer B.V. represented by its director:
Gerard J. Brink
for and on behalf of
BRINK BV




-----------------------------------
Brink Holding B.V. represented by its director:
Brink Beheer B.V. represented by by its director:
Gerard J. Brink

SCHEDULE 1: SUBSIDIARIES


         NAME                                     COUNTRY OF INCORPORATION            SHARES HELD BY
1.       Brink Trekhaken BV                       The Netherlands                     Brink BV (100%)

2.       Brink Sverige AB                         Sweden                              Brink BV (100%)

3.       Brink U.K. Limited                       England                             Brink BV (100%)

4.       Nordisk Komponent Holding A/S            Denmark                             Brink BV (100%)

5.       Brink France SarL                        France                              Brink BV (100%)

6.       Brink A/S                                Denmark                             Nordisk Komponent
                                                                                      Holding A/S (100%)

7.       Financiere J&JCG SarL                    France                              Brink France SarL
                                                                                      (100%)

8.       SFEA SA                                  France                              Brink France SarL
                                                                                      (977 shares)
                                                                                      Financiere J&JCG SarL
                                                                                      (2017 shares)
                                                                                      Brink B.V.
                                                                                      (1 share)*
                                                                                      Mr Gerard Brink
                                                                                      (1 share)*
                                                                                      Mr Bonnefant
                                                                                      (1 share)*
                                                                                      Mr Foldes
                                                                                      (1 share)*
                                                                                      Mr Rengelink
                                                                                      (1 share)*
                                                                                      Mr Van Kesteren
                                                                                      (1 share)*

9.       SCI L'Elmontaise                         France                              Brink France SarL
                                                                                      (33.7%)
                                                                                      Financiere   J&JCG
SarL
                                                                                      (66.3%)



* nominee shares only

SCHEDULE 2: CASH, FUNDED AND INTERCOMPANY INDEBTEDNESS

SCHEDULE 3: REPRESENTATIONS AND WARRANTIES OF VENDOR

1.       ORGANISATION, TITLE TO SHARES

1.1 The Company is duly incorporated and existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of The Netherlands and has the power to own its property and to carry on its business as presently conducted. Each of the Subsidiaries is duly incorporated and existing as a company with limited liability in the jurisdiction set forth against its name in SCHEDULE 1.

1.2 The Shares represent the whole of the issued share capital of the Company. Except for the Shares, the Company has not issued, and no obligation (certain or contingent) exists for it to issue to anyone at any time, any shares, debentures, options, warrants, subscription rights, founders certificates, profit sharing certificates or other securities of any kind.

1.3 The Shares have been fully paid up and no obligation exists for anyone to make further contributions to the equity capital (whether by subscription for further shares, by payment of share premium or otherwise) or to provide loan financing to the Company.

1.4 The Vendor has full legal and beneficial title to all of the Shares free and clear of any pledges, liens, encumbrances and restrictions of every kind or nature and with full right and capacity for the Vendor to transfer and sell the same.

1.5 Except as set forth in SCHEDULE 1, the Company has full legal and (where such concept is relevant) beneficial title to the entire issued share capital of each of the Subsidiaries, free and clear of any pledges, liens, encumbrances and restrictions of every kind or nature. Paragraphs 1.2, 1.3 and 1.4 apply mutatis mutandis to the shares in such capital. Other than the Subsidiaries, the Company has no direct or indirect subsidiary or any interest in any other company, partnership or enterprise. Except for the branch office of the Company at Hollandstrasse 9, 44309 Dortmund, Germany neither the Company nor any of the Subsidiaries has any branch offices outside its country of incorporation.

1.6 After 31 December 1995 the Company has not declared or paid any dividends and has not made any other distributions to shareholders or third parties, except as referred to in this Agreement.

2.       FINANCIAL STATEMENTS

2.1 EXHIBIT 2.1 contains copies of the audited consolidated financial statements of the Company and the Subsidiaries for the financial years ended on 31 December 1994 and 31 December 1995 (the "AUDITED ACCOUNTS") and the management accounts of the Company and the Subsidiaries for the period between 1 January 1996 and 4 October 1996 (the "MANAGEMENT ACCOUNTS", together with the Audited Accounts referred to as the "ACCOUNTS"), in each case comprising a consolidated balance sheet of the Company, balance sheets of each of the Company and the Subsidiaries, a consolidated profit and loss statement of the Company, and profit and loss statements of each of the Company and the Subsidiaries, together with notes and ancillary documentation. The Accounts:

         (a) have been prepared in accordance with applicable statutory requirements and with applicable accounting principles and practices generally accepted in The Netherlands, or (in the case of the balance sheets and profit and loss statements of the Subsidiaries) in the country in which the relevant Subsidiary has been incorporated, and, save in respect of the Management Accounts, have been prepared on a basis consistent with previous years; and

         (b) are true, complete and accurate in all material respects and fairly represent:

              (i) each of the items separately specified in the balance sheets and profit and loss statements therein comprised;

              (ii) the consolidated financial position of the Company and each of the Subsidiaries as at 31 December 1994, 31 December 1995 and 4 October 1996, respectively, and the financial position of the Company and of each of the Subsidiaries as at such dates, respectively; and

              (iii) the results of operations of the Company and the
                    Subsidiaries on a consolidated basis and of the Company and of each of the Subsidiaries respectively during the financial periods to which they relate;

         (c) reserve or provide in full for all material commitments and liabilities of the Company and the Subsidiaries, whether actual or contingent, due or to become due, whether or not known at the time the financial information was prepared, or at 31 December 1994, 31 December 1995, or 4 October 1996, respectively.

2.2      Except as disclosed in the Accounts there are no:

         (a) mortgages, charges, liens or other encumbrances on the assets of the Company or the Subsidiaries;

         (f) guarantees, securities or other liabilities of the Company or the Subsidiaries (certain or contingent) for any present or future debt of any member of the Vendor's group or any third party.

3.       TAX MATTERS

3.1 All taxes, duties, levies and social security charges, whether direct or indirect, for which the Company or the Subsidiaries at 31 December 1995 or at any time thereafter may have become or may hereafter become liable to be assessed in respect of any period ending on or before 4 October 1996 have either been paid in full or adequate provision therefor has been made in the Management Accounts. With respect to all such taxes assessed and paid prior to the date hereof, no further payments or penalties or interest charges are or will become due with respect thereto, save to the extent provided for in the Accounts. The Company and the Subsidiaries are not and will not on the basis of any events having occurred during the period up to and including the date hereof be liable to repay any investment premiums or subsidies granted to it or enjoyed by them prior to the date hereof.

3.2 All amounts properly due for payment to the relevant authorities in respect of value added tax on goods sold or services rendered prior to the date hereof, wage tax to be withheld prior to the date hereof and social security contributions (both the employers' and the employees' part) due in respect of employees of the Company or the Subsidiaries have been duly withheld and paid.

3.3 There are no agreements with or with respect to the Company or the Subsidiaries for the extension of time for the assessment or payment of any tax, whether direct or indirect.

3.4 All documents required to be filed on or before the date of the date hereof on behalf of or relating to the Company or the Subsidiaries in respect of all taxes have been timely filed and all such documents (and all other information supplied to the fiscal authorities for any purpose) have been accurate and complete and filed on a proper basis.

3.5 Neither the Company nor any of the Subsidiaries is involved or to the best of the knowledge of the Vendor is likely to be involved in any dispute with the tax authorities or others concerning any matter likely to affect any liability of the Company or the Subsidiaries to taxation.

3.6 From 1985 up to Completion the Vendor formed a fiscal unity with the Company and certain other companies for the purposes of corporate income tax. During the same period the Vendor filed all necessary consolidated returns, except in so far as extension has been granted in the ordinary course and paid all taxes on behalf of and otherwise acted in such a way as representative of the fiscal unity as to ensure that insofar as relevant the warranties contained in paragraphs 3.1 through
         3.5 above are also satisfied in so far as that fiscal unity concerned the Company, and the Company shall not be liable for any taxes due with respect to the activities or results of any other person, firm or entity.

3.7 There are no "tainted transactions" involving the Company (as referred to in the sixteenth standard condition to the fiscal unity provisions) that have occurred within the financial year 1996 and the preceding six financial years.

3.8 To the best of the knowledge, information and belief of the Vendor, the execution of this Agreement will not give rise to any material adverse tax consequences for the Company or the Subsidiaries.

4.       INSURANCE

The Company and the Subsidiaries have taken out insurance in respect of all risks normally insured against by persons carrying on the same type of business as that carried on by the Company (the "INSURANCE POLICIES") and the Subsidiaries and the Company and the Subsidiaries is and has for at least five
(5) years prior to the date hereof been adequately covered against accident, third party liability and other risks normally insured against by persons carrying on the same type of business as carried on by the Company and the Subsidiaries and nothing has been done or omitted which would make any insurance policy relating to the Company or the Subsidiaries void or voidable. Except as set forth in EXHIBIT 4, there are no claims outstanding under any such insurance policy. The Company and the Subsidiaries have not failed to give any notice or to present any claim under any such policy in due and timely fashion.

5.       PREMISES

5.1 EXHIBIT 5.1 contains a list of all land, buildings and other real property owned, used or occupied by the Company and the Subsidiaries (the "PREMISES"), together with a description of the tenure thereof. The occupation and use of each of the Premises by the Company and the Subsidiaries is in all material respects in accordance with all applicable laws, permits and planning regulations and in the case of property leased or rented by the Company or the Subsidiaries complies in all material respects with the agreements entered into with the owners of the Premises with respect to such occupation and use. All permits, licenses, consents and approvals requisite for the occupation and use of the Premises have been obtained and are valid and subsisting.

5.2 The Company and the Subsidiaries have (where applicable) good and marketable title to each of the Premises. No person other than the Company and the Subsidiaries possesses, occupies or uses the Premises, or has a right to possess, occupy or use them, otherwise than pursuant to a valid lease or sublease agreement entered into with the Company or the relevant Subsidiary on an arm's length basis and on customary terms. Exhibit 5.2 sets forth details of all such lease and sub-lease arrangements.

5.3 There are no circumstances to the Vendor's knowledge which would entitle or require a lessor or superior lessor of the Premises or any other person to exercise any power of entry upon or of taking possession of the Premises or which would otherwise restrict or terminate the continued possession or occupation of the Premises.

5.4 All permissions, consents and approvals have been obtained and are valid and subsisting for all developments, alterations or additions to or other works on or in relation to the Premises and all conditions or restrictions imposed in or by any such permissions, consents or approvals have been complied with and nothing further remains to be done thereunder.

5.5 There is no material physical defect in any part of the Premises or any structure thereon and all structures thereon are in good and substantial repair and condition and fit for the purpose for which they are currently used.

5.6 The Premises are not subject to any mortgage, option, restriction, easement (which affects the operation of the business or materially detracts from the value of the Company), third party interest or other encumbrance or security interest of any kind and no person claims or is, to the best of the knowledge, information and belief of the Vendor, entitled to claim any of the aforesaid.

5.7 Save in relation to the Premises, there is no liability on the part of the Company or the Subsidiaries relating to land or any interest in land.

5.8 In the case of any of the Premises which are held by the Company or the Subsidiaries under a lease or rental agreement:

         (a) no person has a right to terminate that lease or rental agreement before it is due to expire (other than as a result of breach of its terms by the Company or the Subsidiaries);

         (b) nothing (other than the need to obtain the consent of the relevant authority in relation to planning) can restrict or terminate the possession, occupation or use of, or prevent or restrict the development of the Premises by, the Company or the Subsidiaries.

6.       CONTRACTS

6.1 There are no long term (i.e. with a duration in excess of one (1) year) or unusual or onerous contracts, or contracts not concluded on an arm's length basis binding upon the Company or the Subsidiaries.

6.2 None of the Company and the Subsidiaries is in material default under any contract to which it is a party and this Agreement will not of itself result in such default or change any terms of any such contract or permit the termination or cancellation thereof. For the avoidance of doubt, the Company shall not be considered in material default if it is under the obligation to conduct repairs in the ordinary course of its business, pursuant to customary warranty provisions contained in agreements with its customers.

6.3 There is not in force any agreement restricting the freedom of the Company and the Subsidiaries to carry on their business in the manner presently conducted.

6.4 Except as set forth in EXHIBIT 6.4, no written agreements or arrangements, and, to the best knowledge, information and belief of the Vendor, no oral agreements or arrangements, exist between the Company or one of the Subsidiaries on the one hand and a member of the Vendor's group on the other hand.

7.       ABSENCE OF ADVERSE CHANGES

         After 31 December 1995:

         (a) there has not been any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the business or assets of the Company or the Subsidiaries;

         (b) the business of the Company and the Subsidiaries has been carried on in the ordinary course and so as to maintain the same as a going concern;

         (c) the Company and the Subsidiaries have not disposed of any assets or incurred any liabilities (including contingent liabilities) other than in the ordinary course of their business, and they have not encumbered or created any security interest in any of their respective assets; and

         (d) the business, profitability or prospects of the Company and the Subsidiaries have, to the best of the knowledge, information and belief of the Vendor not been adversely affected by the loss of any important customer or source of supply.

8.       LITIGATION

         Neither the Company, nor the Subsidiaries, nor any person for whose acts or defaults the Company or the Subsidiaries may be liable is, to the best of the knowledge, information and belief of the Vendor involved in any civil, criminal or arbitral proceedings, no such proceedings are pending or threatened against the Company, any of the Subsidiaries or any such person and to the best of the knowledge, information and belief of the Vendor there are no facts likely to give rise to any such proceedings against the Company, any of the Subsidiaries or any such person.

9.       EMPLOYEES

9.1 The basis of remuneration or other terms of employment payable to the directors, employees and agents (if any) of the Company and the Subsidiaries is the same as that in force at 31 December 1995 and none of the Company and the Subsidiaries is under any contractual or other obligation to make any increase in the rates of remuneration of or to make any bonus or incentive or other similar payments to any of its directors, employees or agents (if any) at any future date, except to the extent that (i) any increase in remuneration resulting from the promotion of any individual employee, where such promotion is in the ordinary course and consistent with past policies, or (ii) any collective labour agreement binding on the Company or any of the Subsidiaries requires an increase in base salary by no more than the average rate of wage increases in the relevant industry for the year concerned.

9.2 The employment agreements with or terms of employment applicable to any of the employees of the Company and the Subsidiaries do not contain any provision which is unusual for a relationship of the kind concerned or provide for a notice period on termination in excess of the statutory minimum or for other arrangements applicable as at termination exceeding statutory requirements.

9.3 Except as described in EXHIBIT 9.3, there are no pension, stock option, share saving or profit sharing schemes, whether legally enforceable or not, relating to all or part of the employees or directors of the Company and the Subsidiaries in operation, proposed or promised.

9.4 All pension contributions made by the Company and the Subsidiaries for the benefit of any director or employee of the Company or the Subsidiaries which have fallen due have been paid and have been made in accordance with the applicable laws and regulations to a duly authorised insurance company or private pension fund. The Company and the Subsidiaries have complied with any statutory obligation to participate in any state or branch of industry pension fund in respect of all employees subject to such obligation, save for such exceptions as statute allows. Each of the pension schemes and other comparable benefit schemes operated by the Company or the Subsidiaries (the "PENSION SCHEMES") have been designed to comply with and have been operated in accordance with all applicable laws, including but only in relation to The Netherlands the provisions of
         Article 119 of the E.C. Treaty, and with any decision of the European Court of Justice or any Court relating to the application of this
         Article 119 on pension schemes and regulations and articles of association applicable to the Pension Schemes.

         Each of the Pension Schemes which provides benefits on a defined benefits basis is sufficiently and effectively funded on an ongoing basis using the actuarial assumptions contained in the last actuarial valuation of each such scheme, respectively, to secure all benefits currently, prospectively and contingently payable under each such scheme, respectively, at least to the extent to which they have accrued at the date hereof. To the best of the knowledge, information and belief of the Vendor, there are no factors which have caused or contributed to any substantial deterioration in the level of funding of any such scheme since the date of such valuation.

         All employees and former employees of the Company and the Subsidiaries who are (or were) eligible or entitled to a pension have participated in the Pension Schemes.

10.      ENVIRONMENTAL MATTERS

10.1 On Completion all environmental permits necessary for the Company and the Subsidiaries to conduct the Business as conducted up to Completion have been obtained, are in full force and effect, and will apply for the benefit of the Purchaser as from Completion, provided that the Purchaser is aware that, in relation to the Company, a "Revisievergunning" has to be applied for by the Purchaser. No works or investments are or will be necessary to obtain the "Revisievergunning" and to the best of the Vendor's knowledge there are no facts or circumstances indicating that any other environmental permit would or might be revoked, suspended, cancelled, varied or not renewed and:

                 (a) all appropriate or necessary action in connection with the renewal or extension of any environmental permit has been taken;

                 (b) neither the execution nor the performance of this Agreement will of itself cause any environmental permit to be withdrawn or modified; and

                 (c) none of the conditions to which any environmental permit is subject is personal to the Vendor.

10.2 Each of the Company and the Subsidiaries has complied in all respects with all environmental laws, regulations, and orders applicable to it.

10.3 Except as disclosed in EXHIBIT 10.3, to the best of the knowledge, information and belief of the Vendor, neither the Company nor the Subsidiaries has or will have under existing laws any liability resulting from the release or discharge into the environment of any dangerous, radioactive, toxic or hazardous substance either (a) by the Company or one of the Subsidiaries, or (b) onto any land, building or other property now or in the past owned, used or occupied by the Company or one of the Subsidiaries.

10.4 Except as disclosed in EXHIBIT 10.4, there have not been any complaints, whether official or not, against the Company or the Subsidiaries about noise, smells, pollution or other inconveniences caused by the Company or the Subsidiaries, nor is it to the best of the knowledge, information and belief of the Vendor likely that such complaints will be made in respect of any period prior to Completion.

11.      COMPLIANCE WITH LAWS

11.1 Each of the Company and the Subsidiaries has complied in all material respects with all laws, regulations, and orders applicable to it.

11.2 All permits, licenses and approvals required by the Company and the Subsidiaries for the conduct of their respective businesses have been obtained and are valid and subsisting. The Company and the Subsidiaries have complied with all material conditions imposed by such permits, licences and approvals and, to the best of the Vendor's knowledge, information and belief, no circumstances exist which are likely to result in the revocation or amendment of any such permit, licence or approval. The execution and performance of this Agreement will not of itself adversely affect the continued validity of any of such permits, licenses and approvals.

12.      INDUSTRIAL PROPERTY RIGHTS

12.1 All patents, service marks, trademarks, tradenames, copyrights, registered designs and similar industrial property rights (whether registered or not) (the "INDUSTRIAL PROPERTY RIGHTS") used or proposed to be used by the Company or the Subsidiaries in connection with their business are either (a) the property of the Company or one of the Subsidiaries, or (b) the subject of a valid license permitting the use thereof by the Company and the Subsidiaries.

12.2 Industrial Property Rights owned by the Company or one of the Subsidiaries are registered in the name of the Company or one of the Subsidiaries (where registration is possible), are valid and subsisting, have been properly maintained and (where necessary) renewed, are (to the best of the knowledge, information and belief of the Vendor) not being infringed, are not subject to any licence or authority in favour of another and the execution and performance of this Agreement will not of itself adversely affect the continued validity of any of such Industrial Property Rights.

12.3 Where Industrial Property Rights have been licensed to the Company and the Subsidiaries, the Company and the Subsidiaries have, to the best knowledge, information and belief of the Vendor, at all times complied with all material conditions of the applicable license agreements.

12.4 To the best of the knowledge, information and belief of the Vendor, the Company and the Subsidiaries do not and have not at any time prior to the date hereof in any way infringed the industrial property rights of any third party. The Company and the Subsidiaries are not using any industrial property right owned by or licensed to any member of the Vendor's group.

13.      FULL DISCLOSURE

13.1 All material information and facts as to the condition (financial or otherwise), assets, liabilities, earnings, business and affairs of the Company and the Subsidiaries material for disclosure to an intending purchaser of the Shares have been disclosed to the Purchaser.

13.2 The representations and warranties made by the Vendor herein and any disclosures made in qualification thereof do not contain any untrue or inaccurate statement of material fact nor do they omit to state any material fact necessary to keep these representations and warranties or disclosures from being misleading or inaccurate.

13.3 All written information which has been given by the Vendor or any of its directors, auditors or advisers to the Purchaser, or the Purchaser's legal or financial advisers in the course of negotiations leading to this Agreement was when given and is true, complete and accurate in all material respects.


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

13.4 The facts set out in this Agreement, including the Recitals, Schedules and Exhibits, are true and accurate in all material respects.

13.5 No agreements (whether oral or written) or arrangements exist between any of the directors and employees of the Company and the Subsidiaries on the one hand and any member of the Vendor's group on the other hand, including without limitation agreements or arrangements regarding future profit sharing or bonus payments and agreements or arrangements whereby the Vendor could seek recourse against any such director or employee with respect to any liability incurred under this Agreement or in connection herewith.

14.      VALIDITY OF SALE

14.1 Neither the execution of this Agreement or any agreement in connection herewith by the Vendor nor the consummation by the Vendor of the transactions contemplated hereby or thereby will constitute a violation of, or be in conflict with, or constitute or create a default under any agreement or arrangement binding upon the Company, one of the Subsidiaries or the Vendor, or result in the creation of any mortgage, lien, pledge, charge, security interest or any encumbrance of any nature whatsoever.

14.2 No statutory or regulatory rule or order of a Court or a governmental body and no agreement between the Vendor and any such governmental body is in effect which restrains or prohibits the sale by the Vendor to the Purchaser of the Shares as reflected in this Agreement nor is there to the best of the Vendor's knowledge, information and belief pending, threatened or any basis for any action, suit, proceeding or investigation by any person, entity or governmental body which questions or might jeopardise the validity of this Agreement or challenges any of the transactions contemplated hereby.

14.3 No consent, approval, or authorisation of or registration, designation, declaration or filing with any governmental authority on the part of the Vendor, the Company or the Subsidiaries is required in connection with the sale or transfer of the Shares pursuant to this Agreement or the consummation of any other transaction contemplated hereby except as set out in this Agreement.

15.      NO BROKERS' FEES

No finder's fee or brokerage commission is payable to any person by the Purchaser, by the Company or by any of the Subsidiaries as a result of any action by the Vendor or any action known to the Vendor by any other person, in connection with the transactions contemplated by this Agreement.

SCHEDULE 4: REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

1. No statutory or regulatory rule or order of a court or governmental body and no agreement between the Purchaser and any such governmental body is in effect which restrains or prohibits the purchase by the Purchaser of the Shares as reflected in this Agreement nor is there to the best of the Purchaser's knowledge, information and belief pending threatened or any basis for any action, suit, proceeding or investigation by any person, entity or governmental body which questions or might jeopardize the validity of this Agreement or challenges any of the transactions contemplated hereby.

2. No consent, approval, or authorization of or registration designated, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the sale or transfer of the Shares pursuant to this Agreement or the consummation of any other transaction contemplated hereby except as set out in this Agreement.

SCHEDULE 5: KEY OFFICERS

-        Jan Willem Rengelink
-        Gerrit de Graaf

SCHEDULE 6: VENDOR'S CERTIFICATE
[DELIBERATELY LEFT BLANK]

SCHEDULE 7: FORM OF DEED OF TRANSFER OF SHARES

SCHEDULE 8: FORM OF TRADE NAME AND LOGO AGREEMENT

SCHEDULE 9: FORM OF NON-COMPETE LETTER



AAS Holdings, LLC
AAS Holdings, Inc.
Sterling Town Center
12900 Hall Road
Suite 200, Sterling Heights
Michigan 48313
United States of America


30 October 1996


Dear Sirs,

We refer to the Sale and Purchase Agreement dated 30 October 1996 between Brink Holding B.V., Brink B.V. and yourselves (the "AGREEMENT").

In connection with the Agreement, we agree as ultimate beneficiaries of Brink Holding B.V. and having either directly or indirectly been involved in the towbar production and trading activities of the Company and certain of its Subsidiaries (as defined in the Agreement), to be bound by certain restrictive covenants.

Each of the undersigned hereby covenants and undertakes with each of you that they will not:

(a) at any time after Completion (as defined in the Agreement) disclose or use for any purpose any information concerning the Company or the Subsidiaries, except:

         (i) to the extent required by law or any competent authority, after prior consultation with yourselves;

         (ii) to our professional advisers under circumstances of confidentiality and only to the extent necessary for any lawful purpose of either one of us;

         (iii) to the extent that such information is at the date hereof or hereafter becomes public knowledge otherwise than through improper disclosure by any person; or

(b) at any time prior to the expiry of three years from the date of Completion,either alone or jointly with others, directly or indirectly, do any of the following without your prior written consent:

         (i) directly or indirectly incorporate, establish or engage in any business competing with any of the businesses now carried on by the Company and the Subsidiaries ("AAS COMPETING BUSINESS");

         (ii) acquire or hold a controlling interest in any company or business which is itself or through any company or business directly or indirectly controlled by it, engaged in any AAS Competing Business, unless such AAS Competing Business accounts for not more than 10% of the gross turnover of such company or business, in which case we shall use our reasonable efforts to ensure that such AAS Competing Business is offered for sale to the Company at its fair market value;

         (iii) participate in a joint venture or other co-operative arrangement aimed at generating AAS Competing Business; and

         (iv) employ or solicit the employment of any person earning an annual salary of more than NLG 75,000 who is on the date hereof or has during the month prior to the date hereof been an employee of the Company or one of the Subsidiaries.

Yours faithfully,


------------------          ------------------        ------------------
Gerard Brink                Wim Brink                 Koo Brink




For acceptance for and on behalf of
AAS HOLDINGS, LLC AND AAS HOLDINGS, INC.




------------------
Terry Seikel
Chief Financial Officer



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